SHAREHOLDERS' AGREEMENT

      SHAREHOLDERS'  AGREEMENT,  dated as of  November  21,  1999 by and between
Urban Cool Network, Inc., a Delaware corporation ("UCN") having an office at 1401 Elm Street, Dallas, Texas 75202 and Stanley Wolfson ("Wolfson") having an address at 1030 Fifth Avenue New York, New York 10022 and e-commerce Solutions, Inc., a New York corporation (the "Company"), having an address at West 23rd Street, New York, New York. UCN and Wolfson are hereinafter sometimes collectively referred to as the "Shareholders" and individually as a "Shareholder."

                                W I T N E S S E T H:

            WHEREAS, UCN is hereby acquiring sixty six and two thirds percent of the common stock of the Company; and

            WHEREAS, the Shareholders are the owners of all of the issued and outstanding shares of common stock $.01 par value of the Company as set forth on Exhibit A (the "Shares"); and

            WHEREAS, the Shareholders desire to express their agreement regarding the organization and management of the Company and to establish procedures relating to the sale or other disposition of the Company's capital stock, all in the manner and upon the terms and conditions hereinafter provided;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties hereby agree as follows:

  1. Governance. (a) The Board of Directors of the Company shall consist of three members. Each Shareholder agrees that during the term of this Agreement such Shareholder shall select and vote for one director and the two elected directors shall select a third director.

      (b) Each of the Shareholders agree that the individuals set forth below shall hold the offices set forth opposite their respective names until such time as the Board of Directors designate others individuals:

                  Jacob R. Miles, III   Chairman of the Board

                  Stanley Wolfson       President and Chief Executive Officer

                  Barry M. Levine       Secretary and Treasurer

  2.  Capital Contributions.

      (a) UCN agrees to contribute (i) the sum of $100,000 to the Company within two (2) days of the date hereof and $2,900,000 upon the consummation of a public offering of UCN's securities provided that Wolfson has completed the items set forth on Schedule 2(a) to the reasonable satisfaction of UCN. In the event that Wolfson has not completed the items on Schedule 2(a) to the reasonable satisfaction of UCN, then (i) UCN shall have no obligation to contribute any additional amounts to the Company (ii) the Warrant to purchase 1,000,000 shares of common stock of UCN shall be canceled and (iii) UCN shall have the right to purchase Wolfson's shares for an aggregate purchase price of $1.00.

      (b) Wolfson agrees to contribute the sum of $50,000 to the Company within two (2) days of the date hereof.


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

      3. Management of the Company. The Company and each Shareholder agree that the following matters shall require not less than a 70% affirmative vote of all outstanding Shares owned by the Shareholders for approval:

         (a) any amendment to or restatement of the certificate of incorporation or by-laws of the Company;

         (b) any change to the number of directors of the Company;

         (c) the liquidation or dissolution of the Company;

         (d) except as otherwise expressly permitted by this Agreement, any recapitalization, restatement of assets, redemption of shares, reduction of capital or other change in the capitalization of the Company;

         (e) except as otherwise expressly permitted by this Agreement, the authorization, issuance, reassurance or sale, or the entering into of any material agreement providing for the issuance or sale (contingent or otherwise) of any equity securities of the Company or the issuance, sale or grant of any security, option, warrant or right to acquire, convert into or otherwise dispose of any equity securities of the Company (collectively, "Securities"), in any case, whether or not authorized, issued or held in treasury;

         (f) except as otherwise permitted by this Agreement, the direct or indirect redemption, purchase or sale or other acquisition or disposition of any of the Company's Securities;

         (g) the entering into any business unrelated to the business purpose of the Company as it is presently conducted if such business would have a material affect on the Company, its business, operations or financial condition notwithstanding the foregoing, the Company may


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

pursue related businesses and the Company may make investments in related businesses once every 12 months provided that such investment singly or in the aggregate does not exceed $250,000;

         (h) any change in the name of the Company or the use of another name by the Company to carry on its business;

         (i) any change in the salary of Wolfson or any amendment to any employment agreement between the Company and Wolfson;

         (j) except as expressly otherwise permitted by this Agreement, the declaration or payment of any dividends or distributions in excess of $10,000 in cash, property, securities or otherwise, upon any of the securities of the Company;

         (k) except for short-term borrowings in the ordinary course of business and the incurrence, renewal, refinancing or nonscheduled payment or other similar optional discharge of indebtedness for borrowed money in excess of the aggregate amount of $50,000 during any calendar year by the Company other than in the ordinary course of business.

         (l)  any  change  in  the  Company's   independent   certified   public
accountant.

  4. Transfers of Shares. Except as specifically permitted or required by this Agreement, the Shareholders agree that they will not, directly or indirectly, sell, assign, exchange or otherwise dispose of or transfer, including, without limiting the generality of the foregoing, by gift, bequest, pledge, hypothecation or otherwise, the Shares, whether presently owned or hereafter acquired by stock dividend, split up, exchange, combination, reclassification, reorganization, consolidation, merger or otherwise (collectively, a "disposition"). Each Shareholder hereby agrees that he shall make no disposition of the Shares otherwise than in compliance with the Securities Act of 1933, as amended (the "Act").


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

            (a) The Company shall effect no transfer of Shares on its books and records in violation of this Agreement.

      (b) If any Shareholder (a "Shareholder Offeree") receives a bona fide written offer ("Offer") from a potential transferee (the "Offeror") to purchase any or all of the Shares owned by the Shareholder Offeree and such Shareholder Offeree shall propose to accept such Offer, the Shareholder Offeree shall comply with the appropriate provisions of this Paragraph 4 prior to taking any such action.

      (c) The Shareholder Offeree shall give a notice (the "Notice") to the Company and the other Shareholders (the "Other Shareholders") stating that he proposes to effect such transaction, the name and address of the Offeror, the amount of Shares to be sold and the price to be paid by the Offeror (the "Offeror Price"). The Notice shall be accompanied by copies of the documents or other evidence hereinafter specified and no Shareholder Offeree shall have any right to give Notice pursuant to this Paragraph 4(c) unless all of the following conditions shall be met:

                (i) The Offeror shall have delivered to the Shareholder  Offeree a copy of the Offer signed by the Offeror, offering to effect the proposed transaction on or before a date ninety (90) days from the date of the Offer;

                (ii) The Offeror  shall agree to execute a  counterpart  of this
            Agreement and to be bound by the provisions hereof; and


                (iii) The Offeror  shall furnish  reasonable  evidence as to the
            Offeror's financial ability to consummate the proposed purchase.

            (d) The Company shall have a period of thirty (30) days after the giving of the Notice (the "Company's Election Period") within which to exercise its right to purchase all (but not


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

less than all) of the Shares of the Shareholder Offeree at the Offeror Price and on the terms and conditions set forth in the Offer. In the event that the Company declines to exercise such right the Other Shareholders shall have a period ending forty-five (45) days after the giving of the Notice (the "Election Period") within which to exercise the options set forth in Paragraph 4(e).

            (e) Each of the Other Shareholders shall, at its option, by so notifying the Shareholder Offeree in writing during the Election Period, have the right to purchase from such Shareholder Offeree all (but not less than all) of the Shares of the Shareholder Offeree as provided in this Paragraph 4(e). Such written notification shall operate as a binding commitment on such Other Shareholders to purchase all (but not less than all) of the Shares covered by the Offer. If more than one Other Shareholder elects to purchase such Shares under this Paragraph 4, such Other Shareholders shall purchase such Shares in proportion to the amount of Shares owned by such Other Shareholders at the time the Notice was given, unless otherwise agreed among such Other Shareholders.

            (f) Subject to Paragraph 4(g), if no effective election prior to the expiration of the Election Period is made to purchase all (but not less than all) of the Shares of the Shareholder Offeree under Paragraph 4(e), the Shareholder Offeree may sell such Shares subject to the Offer at the Offeror Price and on the other terms and conditions of the Offer within ninety (90) days after the giving of the Notice. If such Shares are not sold in accordance with the terms of the Offer within ninety (90) days of the date of the Offer, any such sale shall again be subject to the terms and conditions of this Paragraph 4.

            (g) Notwithstanding anything to the contrary in this Paragraph 4 with respect to any proposed sale of Shares by the Shareholder Offeree each of the Other Shareholders shall have


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

the right to participate in such sale by requiring the Offeror to purchase from it as a part of the amount of Shares subject to the Offer either all such Other Shareholder's Shares or, if the Offeror is not willing to purchase all such Shares, an amount thereof owned by each such Other Shareholder equaling the amount derived by multiplying the amount of each such Other Shareholder's Shares by a fraction, the numerator of which is the total amount of the Shares of all Shareholder Offeree's and each of the Other Shareholders to be purchased by the Offeror and the denominator of which is the total amount of the Shares owned by all Shareholder Offerees and each of the Other Shareholders exercising their rights pursuant to this Paragraph 4(g). In the event a Participation Notice is delivered during the time period required above, the Offeror shall purchase the Shares subject thereto at the same time and on the same terms and conditions as the Shareholder Offerees Shares are purchased pursuant to Paragraph 4(f). In the event that the Offeror does not purchase the Other Shareholder's Shares on the same terms and conditions, then the sale by the Shareholder Offeree to such third party shall be invalid.

            (h) The foregoing provision of this Paragraph 4 shall apply to any direct or indirect sale of the Shares, but shall not apply to a transfer, assignment of sale or Shares by any Shareholder to (A) another Shareholder (B) a corporation wholly-owned by such Shareholder, (C) any successor of any of the foregoing, (D) members of the immediate families of such individuals (E) any trust (whether testamentary or inter vivos), the beneficiary of which is any such individual or a member of his immediate family, (F) a transfer of shares by UCN or Wolfson to a limited partnership of which UCN or Wolfson, as the case may be, is a general partner; provided, however, that any such transferee, assignee or purchaser shall take such Shares subject to all the limitations of this Agreement.


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

  5. Legally Binding Obligation. The giving of any notice under Paragraph 4 and the making or failing to make an election within the stated period, in each case as provided in Paragraphs 4, shall create a legally binding obligation to buy or sell, as the case may be, the subject Shares pursuant hereto.

  6. Legends. Upon the execution of this Shareholders' Agreement each of the Shareholders shall present to the Company the certificate or certificates representing the Shares issued by the Company to them and the Company shall affix upon the face or upon the reverse side thereof legends to the following effect:

            "The sale, assignment, transfer, pledge, encumbrance, hypothecation or other disposition of the shares represented by this certificate are subject to the terms of a Shareholders' Agreement dated as of ____________ 1999, a copy of which is on file at the office of the Company."

            "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may be transferred only (a) pursuant to an effective registration statement under the Act, or (b) in accordance with the Act and subject to receipt of an opinion of counsel reasonably acceptable to the Company that the proposed transaction is exempt from registration under the Act."

  7. Financial Information. The Company will furnish the following reports to the Shareholders.

      (a) As soon as practicable after the end of each calendar year, and in any event within sixty (60) days thereafter, consolidated balance sheets of the Company, as of the end of each twelve consecutive calendar month period ending on December 31 of any year ("Fiscal Year"), and consolidated statements of income and consolidated statements of changes in financial position of the Company, for such year, prepared in accordance with generally accepted accounting principles ("GAAP") and setting forth in each case in comparative form the figures for the previous Fiscal


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

Year, all in reasonable detail and certified by an independent accounting firm approved by the directors of the Company;

      (b) As soon as practicable after the end of each quarter and in any event within thirty (30) days thereafter, consolidated and consolidating financial statements of the Company, as at the end of such quarter, for the period commencing at the beginning of the applicable Fiscal Year and ending with the end of such quarter, (including a balance sheet, statements of income and retained earnings and a cash flow statement) prepared in accordance with GAAP (except for the absence of accompanying notes and subject to normal year end adjustments).

      (c) Such budgets, forecasts, projections and other information respecting the business of the Company as any of the Shareholders may from time to time reasonably request;

      (d) All reports delivered to the Company by its accountants.

  8.  Covenants.

      (a) The Company will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities and will permit the Shareholders and representatives of the Shareholders to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

      (b) The Company will pay and discharge at or before maturity, all of its material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.


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

      (c) The Company will comply in all material respects with all applicable laws, ordinances, statutes, rules, regulations, and requirements of governmental authorities except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

      (d) The Company shall maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as may be required by law, or any other agreements to which it is a party, and such other insurance to such extent and against such hazards and liabilities as is comparable in amount and coverage (including, but not limited to, personal injury, workmen's compensation, natural disaster, fire, liability and business interruption) as is reasonable and customary.

  9. Newly Formed Company. Wolfson hereby represents that the company was formed in October, 1999 and except for the software in development enabling the Company to construct e-commence capable web sites, the Company has no other assets and has no other liabilities as of the date hereof.

  10. Additional Shares. This Shareholders' Agreement shall apply equally to any additional shares of common stock of the Company acquired by the Shareholders whether by stock dividend, stock split, reverse stock split, or recapitalization or reorganization of any type or otherwise. All such shares shall be issued bearing the endorsement set forth in Section 8.

  11. Notices. All notices pursuant to this Agreement shall be given in writing by registered or certified mail or overnight courier service or, if promptly confirmed in writing so given, by telecopy or other electronic means. Each such notice shall be delivered or sent to the addresses set forth above, or to such other address as the person to whom such notice is to be given may have indicated by notice given pursuant hereto to the person giving such notice at least five calendar days


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

prior thereto. All such notices shall be deemed to have been given on the third calendar day after being deposited in the mail, if given by registered or certified mail, on the next business day, if given by overnight courier or when given or transmitted, if given by telecopier or other electronic means and confirmed in the manner set forth above.

  12. Amendment. This Agreement can be amended only by an instrument in writing signed by all the Shareholders and the Company.

  13. Binding Effect. This Agreement shall be binding upon all the parties hereto, their heirs, legal representatives, successors and assigns.

  14. Termination. This Agreement shall be effective as of the date hereof and shall terminate upon the occurrence of any of the following events:

      (a) Upon the registration of any of the Company's securities under the Securities Act of 1933, as amended;

      (b) The merger or consolidation of the Company into or with any other corporation on terms and conditions which provide that the Company shall not be the corporation surviving such merger or consolidation;

      (c) The sale of all or substantially all of the assets of the Company;

      (d) Bankruptcy of the Company, appointment by a court of a permanent receiver for the Company, or dissolution of the Company;

      (e) The acquisition of all of the outstanding capital stock of the Company by any of the Shareholders.


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  15. Governing  Law.  Except  to the  extent  required  by the  certificate  of incorporation of the Company or otherwise under applicable law, this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

  16. Assignment. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto, but this Agreement is not intended to benefit any other person or party whatsoever including, without limitation, any creditors of the Company or any liquidator or trustee in bankruptcy and all rights and obligations hereunder may not be assigned without the prior written consent of all the other parties hereto.

  17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and which together shall be deemed to be one and the same instrument.

  18. Severability. The invalidity or unenforceability of any one or more phrases, sentences, clauses or paragraphs contained in this Agreement shall not affect the validity or enforceability of the remaining portions of this Agreement, or any part thereof.

  19. Specific Performance. If any Shareholder breaches or threatens to breach, a provision of this Agreement, the other Shareholders shall have the right and remedy of specific performance, to the extent permitted by applicable law, it being agreed that any breach or threatened breach of a provision of this Agreement would cause irreparable injury to the other Shareholders and that money damages would not provide an adequate remedy to such Shareholders.


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      IN WITNESS WHEREOF, the parties have executed this Shareholders' Agreement as of the day and year first above written.

                                    URBAN COOL NETWORK, INC.

                                    By:   /s/ Stanley Wolfson
                                          -----------------------------
                                          Name: Stanley Wolfson
                                          Title:

                                    EXHIBIT A


                                     No. of
                                     Shares            Percentage
                                     ------            ----------


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                                  Schedule 2(a)


  1.  Open a checking account for the Company.

  2.  Hire at least 2 employees.

  3.  Open an office for the Company.

  4. Prepare the infrastructure necessary to market e-commerce capable web sites including, the capacity to sell 200-300 web sites per user by hiring key personnel to execute the business plan.

  5. Prepare a detailed business plan including, operating budges, sales forecasts and a use of proceeds for $3,050,000 capital contribution.

  6.  Establish detailed procedures for training personnel.

  7.  Contribute $50,000 to the Company.

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